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                                                                    EXHIBIT 23.6


                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to be named in the Registration Statement on Form S-4 of Saratoga Resources, Inc. as a person who is about to become a director of Saratoga Resources, Inc. if the mergers described therein are consummated.


                                          /s/ Dean J. Yimoyines, M.D.
                                          -------------------------------------
                                          Name: Dean J. Yimoyines, M.D.





Dated: May 12, 1999